Exhibit 10.4

PERSONAL AND CONFIDENTIAL

RADIAN GROUP INC.

2008 EQUITY COMPENSATION PLAN

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT, dated as of [DATE] (the “Date of Grant”), is delivered by Radian Group Inc., a Delaware corporation (the “Company”), to [NAME], an employee of the Company or one of its Subsidiaries (the “Grantee”).

RECITALS

WHEREAS, the Radian Group Inc. 2008 Equity Compensation Plan, as amended (the “Plan”) permits the grant of stock options to employees, officers, directors, consultants and advisors of the Company to purchase shares of Common Stock, in accordance with the terms and provisions of the Plan.

WHEREAS, the Committee, appointed by the Board of Directors of the Company to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company to make the grant provided for herein as an inducement for the Grantee to continue as an employee of the Company and to promote the best interests of the Company and its stockholders.

WHEREAS, the applicable provisions of the Plan are incorporated in this Stock Option Agreement by reference, including the definitions of terms contained in the Plan (unless such terms are otherwise defined herein).

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Stock Option Agreement, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee a Nonqualified Stock Option to purchase [NUMBER] shares of Common Stock at an exercise price of $10.42 per share (the “Option”) under the Plan. The Grantee hereby accepts the Option and agrees to be bound by the terms and conditions of this Stock Option Agreement and the Plan with respect to the award.

2. Vesting. Provided the Grantee remains employed by the Company or a Subsidiary through the applicable vesting date and meets any applicable vesting requirements set forth in this Stock Option Agreement, except as set forth in Sections 3 and 4 below, the Option awarded under this Stock Option Agreement shall vest as follows:

Vesting Date	Vested Shares subject to the Option
May 12, 2013	50% of the shares
May 12, 2014	Remaining 50% of the shares

If the vesting schedule above would produce a fractional share, the portion of the Option that is exercisable shall be rounded down to the nearest whole share.

Except as specifically provided in this Stock Option Agreement, no portion of the Option will vest after the Grantee’s employment with the Company or a Subsidiary has terminated for any reason and, in the event of such termination, the Grantee will forfeit the unvested Option.

3. Retirement, Disability and Death. If the Grantee terminates employment because of (i) the Grantee’s Retirement or (ii) the Grantee’s death or Disability, the Grantee’s Option will automatically vest in full on the date of the occurrence of the event. For purposes of this Stock Option Agreement, the term “Retirement” shall mean the Grantee’s (A) separation from service following the Grantee’s attainment of age 65 and completion of five years of service with the Company or a Subsidiary, or (B) separation from service following the Grantee’s attainment of age 55 and completion of 10 years of service with the Company or a Subsidiary.

4. Change of Control. If a Change of Control occurs and the Grantee’s employment with the Company or a Subsidiary is terminated by the Company or a Subsidiary without Cause or the Grantee terminates employment for Good Reason (as defined herein), and the Grantee’s date of termination occurs (or in the event of the Grantee’s termination for Good Reason, the event giving rise to Good Reason occurs), in each case, during the period beginning on the date that is 90 days before the Change of Control and ending on the date that is one year following the Change of Control, the Option will automatically vest in full on the Grantee’s date of termination (or, if later, on the date of the Change of Control). However, in no event may the Option be exercised after seven years from the Date of Grant.

For purposes of this Stock Option Agreement, “Good Reason” shall mean:

(a) a material diminution of the Grantee’s authority, duties or responsibilities; or

(b) a material reduction in the Grantee’s base salary, which, for purposes of this Stock Option Agreement, means a reduction in base salary of 10% or more that does not apply generally to all similarly situated employees of the Company.

In order to terminate employment for Good Reason, the Grantee must provide a written notice of termination with respect to termination for Good Reason to the Company within 90 days after the event constituting Good Reason has occurred. The Company shall have a period of 30 days in which it may correct the act, or the failure to act, that gave rise to the Good Reason event as set forth in the notice of termination. If the Company does not correct the act, or the failure to act, the Grantee must terminate employment for Good Reason within 30 days after the end of the cure period, in order for the termination to be considered a Good Reason termination.

For the avoidance of doubt, in no event shall a Change of Control occur as a result of the Company’s participation in the Troubled Asset Relief Program under the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, or any similar program of the United States, any of its states, or any of their respective political subdivisions, departments, agencies or instrumentalities (collectively, “TARP”).

5. Exercise of the Option.

(a) When the Option becomes vested in accordance with Sections 2, 3, or 4 above, the Grantee may exercise part or all of the exercisable Option by delivering a duly completed notice of intent to exercise to the Company, specifying the number of shares as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures in effect from time to time based on the type of payment being made but, in any event, prior to issuance of the shares of Common Stock. The Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock, which shall be valued at their fair market value on the date of exercise, or by attestation (on a form prescribed by the Committee) to ownership of shares Common Stock having a fair market value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by any combination of the foregoing. The Company’s obligation to deliver shares of Common Stock upon exercise of the Option shall be subject to all applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate by the Committee. Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.

(b) During the Grantee’s lifetime, except as set forth in Section 6 below, exercise of the Option shall be solely by the Grantee (or his or her legal guardian or legal representative) and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person or persons who acquire the right to exercise such Option by will or by the laws of descent and distribution, to the extent that the Option was outstanding as of the date of the Grantee’s death.

6. Transferability.

(a) During the Grantee’s lifetime, the Option shall be exercisable only by the Grantee (or his or her guardian or legal representative), and neither any Option nor any right hereunder shall be assignable or otherwise transferable except by will or by the laws of descent and distribution or except as otherwise permitted by the Plan, nor shall any Option be subject to attachment, execution or other similar process. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate any Option by notice to the Grantee and the Option and all rights hereunder shall thereupon become null and void.

(b) Notwithstanding the foregoing, the Committee may provide that a Grantee may transfer this Option to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

7. Termination of the Option.

(a) The Option shall have a term of seven years from the Date of Grant and shall terminate at the expiration of that period (on May 12, 2017), unless the Option is terminated at an earlier date pursuant to the provisions of this Stock Option Agreement or the Plan.

(b) The Option granted and subsequently vested hereunder (including pursuant to Section 4 hereof) shall terminate immediately after the first to occur of: (i) one year after the termination of the Grantee’s employment with the Company or a Subsidiary due to an involuntary termination by the Company or a Subsidiary without Cause, (ii) one year after the termination of the Grantee’s employment with the Company or a Subsidiary by the Grantee for Good Reason during the Change of Control period described in Section 4 hereof (except as provided in subsection (c) below), (iii) 90 days after the Grantee’s voluntary termination of employment with the Company or a Subsidiary (except as provided in subsection (c) below), or (iv) seven years from the Date of Grant.

(c) In the event of the termination of the Grantee’s employment on account of Retirement, Disability or death of a Grantee, the Option held by the Grantee may be exercised, pursuant to the terms of the Plan, by the Grantee (or the Grantee’s personal representative) at any time prior to the expiration of the seven-year term of the Option.

(d) Notwithstanding the foregoing, in no event may the Option be exercised after the date that is the seventh anniversary of the Date of Grant (May 12, 2017). Any portion of the Option that is not vested at the time the Grantee ceases to be employed by the Company or a Subsidiary shall immediately terminate (except as provided in Section 4). In the event a Grantee’s employment is terminated by the Company or a Subsidiary for Cause, the Option (including the vested portion, if any) held by such Grantee shall immediately terminate and be of no further force or effect.

8. Certain Corporate Changes. If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of the Option, the Committee shall adjust, in an equitable manner and as provided in the Plan, the number and class of shares subject to the Option held by the Grantee and/or the exercise price of such Option to reflect the effect of such event or change in the Company’s capital structure in such a way as to preserve the value of the Option. Any adjustment that occurs under the terms of this Section 8 or the Plan will not change the timing or form of payment with respect to any exercised Option or portion thereof.

9. Grant Subject to Plan Provisions. This Stock Option Agreement is made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The decisions of the Committee shall be conclusive upon any question arising hereunder. The Grantee’s receipt of the Option awarded under this Stock Option Agreement constitutes such Grantee’s acknowledgment that all decisions and determinations of the Committee with respect to the Plan, this Stock Option Agreement, and/or the Option shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest in such Option. The settlement of any award with respect to Option is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan. A copy of the Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197.

10. No Employment or Other Rights. Neither the granting of the Option, nor any other action taken with respect to such Option, shall confer upon the Grantee any right to continue in the employ of the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time. The right of the Company or a Subsidiary to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

11. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death or in accordance with the terms of this Stock Option Agreement, shall have any of the rights and privileges of a stockholder with respect to the shares subject to the Option, except to the extent that certificates for such shares shall have been issued upon the exercise of the Option as provided for herein (or an appropriate book entry has been made). Except as described in the Plan or in this Stock Option Agreement, no adjustments are made for dividends or other right if the applicable record date occurs before Grantee’s shares are issued (or an appropriate book entry has been made).

12. Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Stock Option Agreement may be assigned by the Company without the Grantee’s consent.

13. Income Taxes; Withholding Taxes. All obligations of the Company under this Stock Option Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. At the time of exercise, the Company shall have the right to deduct from other compensation, or to withhold shares of Common Stock, in an amount equal to the federal (including FICA), state, local and foreign income taxes and other amounts as may be required by law to be withheld with respect to the exercise of the Option, provided that any share withholding shall not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, local and foreign tax liabilities.

14. Applicable Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by, and determined in accordance with, the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle. In addition, this Stock Option Agreement shall be subject to any required approvals by any governmental or regulatory agencies. Notwithstanding anything in this Stock Option Agreement to the contrary, the Plan, this Stock Option Agreement, and the Option awarded hereunder shall be subject to all applicable laws, including any laws, regulations, restrictions or governmental guidance that becomes applicable in the event of the Company’s participation in TARP, and the Committee reserves the right to modify this Stock Option Agreement and the Option as necessary to conform to any restrictions imposed under TARP. As a condition of participating in the Plan, and by the Grantee’s acceptance of the Option, the Grantee is deemed to have agreed to any such modifications that may be imposed by the Committee, and agrees to sign such waivers or acknowledgments as the Committee may deem necessary or appropriate with respect to TARP restrictions applicable to the Option granted to the Grantee under this Stock Option Agreement.

15. Notice. Any notice to the Company provided for in this Stock Option Agreement shall be addressed to it in care of the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing in accordance with this Section. Except as otherwise provided by this Section, any notice provided for hereunder shall be delivered by hand, sent by telecopy or electronic mail or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid in the United States mail or other mail delivery service. Notice to the Company shall be deemed effective upon receipt. By receipt of the Option granted hereunder, Grantee hereby consents to the delivery of information (including without limitation, information required to be delivered to the Grantee pursuant to the applicable securities laws) regarding the Company, the Plan, the Option via the Company’s electronic mail system or other electronic delivery system.

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the Date of Grant.

Radian Group Inc.

Suzann C. Boylan
Chief Human Resources Officer

I hereby accept the award of the Option described in this Stock Option Agreement, and I agree to be bound by the terms of the Plan and this Stock Option Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the Option shall be final and binding.

Acknowledged and Agreed by Award Recipient:

Signature:

Print Name:

Date: